Exhibit 10.24


                                                                     SBI USA

                                       A member of Softbank Investment Group

December 18, 2002

Biophan Technologies, Inc.
150 Lucius Gordon Drive
West Henrietta, NY 14586

Attention:  Michael L. Weiner
            Chief Executive Officer

    Re:  Advisory Agreement

Gentlemen:

    We are pleased to set forth the terms of the retention of SBI USA, LLC ("SBI USA" or the "Advisor") by Biophan Technologies, Inc. (the "Company").

    1. The Advisor will assist the Company as its nonexclusive financial advisor through Investment Banking Services and Introductions to Certain Parties relevant to the Company's stock. All other corporate finance services shall be negotiated under separate agreements.

    (a) Investment Banking Services: In such capacity, the Advisor shall be available for advice, and shall advise the Company with respect to such financial matters as the Company shall from time to time request, including matters relating to: capital raising, whether from institutional and other investors or lenders or from the private placement of debt instruments or equity securities; public offerings of debt or equity; structure of debt or equity financings; acquisitions and other business ventures; stockholder and securities dealer relations; and general investor relations

    (b) Introduction to Certain Parties: In such capacity, Advisor will provide introductions to Broker-Dealers, Market Makers, or small Institutional Investors with a focus on relevant industries and/or securities. This will be facilitated, in part, by a domestic road show.

    (c) Corporate Profile: In such capacity, the Advisor shall prepare a corporate profile from publicly available information for use in the Company's investor relations program.

    2. As compensation for services described in Section 1, the Company shall pay, or cause to be paid, a one time advisory fee (the "Advisory Fee") of $5,000.00 in cash to the Advisor at the completion of the first road show. The Advisor shall also be issued common stock purchase warrants under mutually agreeable terms between the Advisor and the Company.


          a division of First Securities USA, Inc., member NASD/SIPC



Biophan Technologies, Inc.
Page 2

    3. The Company agrees to promptly reimburse the Advisor, upon request from time to time, for documented out-of-pocket expenses incurred by the Advisor (including fees and disbursements of counsel, and of other consultants and advisors retained by the Advisor) in connection with the matters contemplated by this Agreement, provided, however, that any single expense item greater than $500.00, and total expenses for any month in excess of one thousand dollars ($1,000.00) shall require prior approval of the Company. A summary of expenses incurred will be submitted on a monthly basis to the company for payment upon receipt.

    4. In connection with the Advisor's activities on the Company's behalf, the Company will cooperate with the Advisor and will, upon request, furnish the Advisor with all material information and data concerning the Company, to the extent available to the Company (the "Information"), and will provide the Advisor with access to the Company's officers, directors, employees, independent accountants, and legal counsel. Prior to receiving any Information, Advisor agrees to execute a confidentiality agreement in a form mutually satisfactory to the Company and Advisor. The Company represents and warrants that all Information (a) made available to the Advisor by the Company or (b) contained in any filing by the Company with any court or governmental regulatory agency, commission, or instrumentality will, at all times during the period of the engagement of the Advisor hereunder, be complete and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading. The Company further represents and warrants that any projections provided by it to the Advisor will have been prepared in good faith and will be based upon assumptions which, in light of the circumstances under which they are made, are reasonable. The Company acknowledges and agrees that, in rendering its services hereunder, the Advisor will be using and relying on the Information (and information available from public sources and other sources deemed reliable by the Advisor) without independent verification thereof by the Advisor or independent appraisal by the Advisor of any of the Company or the Company's assets. Any advice rendered by the Advisor pursuant to this Agreement may not be disclosed publicly without the Advisor's prior written consent.

5. The Company agrees to indemnify the Advisor in accordance with the indemnification provisions (the "Indemnification Provisions") attached as Exhibit "A" to this Agreement, which Indemnification Provisions are incorporated herein and made a part hereof.

    6. The term of this Agreement shall commence on the date hereof and expire on December 31, 2003. Notwithstanding the foregoing, either party hereto may terminate this Agreement at any time upon written notice, without liability or expenses incurred or continuing obligation, except as otherwise set forth in this Section 6. Such termination shall be effective 30 days from the date of the receipt of the written notice. Neither termination of this Agreement nor completion of the assignment contemplated hereby shall affect:
(i) any compensation earned by the Advisor up to the effective date of termination or completion, as the case may be, (ii) any compensation to be earned by the Advisor after termination pursuant to paragraph 2 hereof, (iii) the reimbursement of expenses incurred by the Advisor up to the date of termination or completion, as the case may be, (iv) the provisions of Sections 3 to 10, inclusive, of this Agreement, and (v) the attached Indemnification Provisions which are incorporated herein, all of which shall remain operative and in full force and effect.

    7.  Intentionally Deleted



Biophan Technologies, Inc.
Page 3

    8. The validity and interpretation of this Agreement shall be governed by the law of the State of New York applicable to agreements made and to be fully performed therein, without reference to conflicts of laws. The Company irrevocably submits to the jurisdiction of any court of the State of New York located in Monroe county or the United States District Court located in Monroe county for the purpose of any suit, action, or other proceeding arising out of this Agreement, or any of the agreements or transactions contemplated hereby, which is brought by or against the Company, and (i) hereby irrevocably agrees that all claims in respect of any such suit, action, or proceeding may be heard and determined in any such court and (ii) to the extent that the Company has acquired, or hereafter may acquire any immunity from jurisdiction of such court or from any legal process therein, the Company hereby waives, to the fullest extent permitted by law, such immunity. The Company hereby waives, and agrees not to assert in any such suit, action, or proceeding, in each case, to the fullest extent permitted by applicable law, any claim that (a) the Company is not personally subject to the jurisdiction of any such court, (b) the Company is immune from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution, or otherwise) with respect to the Company's property, or (c) any such suit, action, or proceeding is brought in an inconvenient forum.

    9. The benefits of this Agreement shall inure to the respective successors and assigns of the parties hereto and of the indemnified parties hereunder and their successors and assigns and representatives, and the obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon their respective successors and assigns. Notwithstanding the forgoing, the Advisor may not assign its obligations to perform under this Agreement without the prior written consent of the Company, in its sole discretion.

    10. For the convenience of the parties, any number of counterparts of this Agreement may be executed by the parties hereto. Each such counterpart shall be, and shall be deemed to be, an original instrument, but all of such counterparts taken together shall constitute one and the same Agreement. This Agreement may not be modified or amended, except in writing signed by the parties hereto.

    11. This Agreement replaces and terminates the Letter Agreement executed by SBI E2Capital (USA) LTD and Biophan Technologies, Inc. dated July 2, 2002 (the "Prior Agreement"). SBI E2-Capital (USA), LTD also acknowledges and agrees that the warrants issued to it pursuant to the Prior Agreement be and hereby cancelled.



Biophan Technologies, Inc.
Page 4


If the foregoing correctly sets forth the understanding we have heretofore reached, please sign and return the enclosed copy of this letter. If this Letter of Intent is not signed by December 31, 2002, and an extension has not been mutually agreed upon in writing by the Company and the Advisor, this Letter of Intent will be considered void. By accepting this letter, the Company agrees to keep this letter and all terms confidential and not to "shop" it with any other Advisor or underwriters.

    Very truly yours,

    SBI USA, a division of                FIRST SECURITIES USA, INC.
 By:                                   By:

    Shelly Singhal                        Stanley C. Brooks
    Managing Director                     Chairman and President

SBI E2-Capital (USA), Ltd
with respect to paragraph 11 only

 By:

    John Wang
    Managing Director

    Confirmed and Agreed to this day of December, 2002:

BIOPHAN TECHNOLOGIES, INC.

 By
 Name
 Title:



Biophan Technologies, Inc.
Page 5


    INDEMNIFICATION PROVISIONS


    The Advisor will be acting on behalf of Biophan Technologies, Inc. (the "Company") in connection with the services or matters that are the subject of the Agreement to which this Exhibit A is attached. Accordingly, the Company agrees to indemnify and hold harmless the Advisor and their respective affiliates, their respective directors, officers, agent, and employees and affiliates, and each other person, if any, controlling any such Advisor or any of their respective affiliates (collectively the "Indemnified Persons"), from and against any losses, claims, damages, liabilities or expenses (or actions, including shareholder actions, in respect thereof) related to or arising out of such engagement or the Advisor's role in connection therewith, and will reimburse the Indemnified Persons for all reasonable expenses (including out-of-pocket expenses and Advisor's counsel fees and expenses) as they are incurred by the Indemnified Persons in connection with investigating, preparing or defending any such action or claim, whether or not in connection with pending or threatened litigation in which any Advisor or any Indemnified Person is a party. The Company will not, however, be responsible to any particular Advisor for any losses, claims, damages, liabilities, or expenses which are finally judicially determined to have resulted primarily from such Advisor's willful misconduct or bad faith. The Company also agrees that none of the Indemnified Persons shall have any liability to the Company for or in connection with the services or matters pertaining to the Agreement except for any such liability for losses, claims, damages, liabilities or expenses incurred by the Company that results primarily from any Advisor's willful misconduct or bad faith. If the forgoing indemnity is unavailable or insufficient to hold the Indemnified Persons harmless, then the Company shall contribute to the amount paid or payable by the Indemnified Persons, in respect of the Indemnified Persons, for losses, claims, damages, liabilities, or expenses in such proportion as appropriately reflects the relative benefits received by, and fault of, the Company, on the one hand and the Indemnified Persons, on the other, in connection with the matters as to which such losses, claims, damages, liabilities or expenses relate and other equitable consideration; provided, however, the Company agrees that the aggregate contribution of all Indemnified Persons shall in all cases be not more than the amount of fees actually received by the Advisor for their services. It is hereby further agreed that the relative benefits to the Company on the one hand and the Indemnified Persons on the other with respect to any transaction contemplated by the Agreement shall be deemed to be in the same proportion as (i) the total value of the transaction bears to (ii) the fees actually paid to the Advisor with respect to such transaction. The foregoing Agreement shall be in addition to any rights that any Advisor or any Indemnified Person may have at common law or otherwise. The Company hereby consents to personal jurisdiction and service and venue in any court in which any claim which is subject to this Agreement is brought against any Advisor or any other Indemnified Person. If any action, proceeding, or investigation is commenced as to which an Indemnified Person demands indemnification, the Indemnified Person shall have the right to retain counsel of its own choice to represent it, the Company shall pay the reasonable fees and expenses of such counsel, and such counsel shall to the extent consistent with its professional responsibilities cooperate with the Company and any counsel designated by the Company; provided that the Company shall not be responsible for the fees and expenses of more than one counsel.